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                                  EXHIBIT 28.2




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                             NON-COMPETE AGREEMENT


                  NON-COMPETE AGREEMENT, dated as of June 16, 1997, by and between MEDIALINK WORLDWIDE INCORPORATED, a Delaware corporation with offices at 708 Third Avenue, New York, New York 10017 ("Medialink"), CORPORATE TV GROUP, INC., a New York corporation with offices at 747 Third Avenue, 24th Floor, New York, New York 10017 ("Corporate TV") and RICHARD FRISCH, an individual having an address c/o Corporate TV at 747 Third Avenue, 24th Floor, New York, New York 10017 ("Frisch"). All capitalized terms not defined herein shall have the meaning ascribed to them in the Asset Purchase Agreement, as hereinafter defined.


                              W I T N E S S E T H:


                  WHEREAS, pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of the date hereof, by and among Medialink, Corporate TV Group, Inc. ("Corporate TV") and Frisch, Medialink has acquired substantially all of the assets of Corporate TV; and

                  WHEREAS, Frisch was the President of Corporate TV and the sole shareholder of Corporate TV, a corporation engaged in the business of providing value added services constituting strategic promotional services, including the production and distribution of video and audio news releases, press conferences and satellite media tours; and

                  WHEREAS, as an additional inducement to Medialink to consummate the transactions contemplated by the Asset Purchase Agreement, Corporate TV and Frisch have agreed to enter into this Non-Compete Agreement, on the terms and subject to the conditions herein contained.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Covenant Not To Compete and Confidentiality
Covenant.

                           1.1. Non-Compete. Frisch hereby acknowledges that he
was a director, officer, employee and the sole shareholder of Corporate TV. Frisch and


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Corporate TV acknowledge that (i) the principal business of Medialink is providing video and audio production and distribution services for businesses and other organizations seeking to communicate their news through television, radio and other media (the "Medialink Business"), and such other businesses as Medialink may conduct from time to time during the Restricted Period, as defined herein; (ii) the principal business of Corporate TV is providing value added services constituting strategic promotional services, including the production and distribution of video and audio news releases, press conferences and satellite media tours (such business as shall be conducted by Medialink shall be referred to herein as the "MCT Division" and, together with the Medialink Business, collectively, the "Business"); (iii) Frisch's work for and position with the MCT Division and his position with Medialink has given him and will give him access to the confidential affairs and proprietary information of Medialink and MCT Division and their affiliates not readily available to the public; and (iv) the agreements and covenants of Frisch and Corporate TV contained in this Section 1 are essential to the business and goodwill of Medialink and the MCT Division and Medialink would not consummate the Asset Purchase Agreement without the non-compete covenants contained herein. Accordingly, each of Frisch and Corporate TV does hereby agree, that, each of them will not, nor will their respective affiliates, directly or indirectly, as a shareholder, director, officer, partner, joint venturer, employee, consultant or agent, in the Territory, as hereinafter defined, at any time during the Restricted Period, as hereinafter defined:

                                    (a) engage in the Business for his or its
account or render any services which constitute engaging in the Business, in any capacity to any entity; or become interested in any entity engaged in the Business either on his or its own behalf or as an officer, director, stockholder, partner, principal, consultant, associate, employee, agent, creditor, independent contractor, or co-venturer of any third party or in any other relationship or capacity;

                                    (b) employ or engage, or cause or
authorize, directly or indirectly, to be employed, or engaged, for or on behalf of himself, itself or any third party, any employee, representative or agent of Medialink;

                                    (c) solicit, directly or indirectly, on
behalf of himself, itself or any third party, any client or vendor of Medialink and its affiliates; or

                                    (d) have an interest as an owner, lender,
independent contractor, co-venturer, partner, participant, associate or in any other capacity, render services to or participate in the affairs of, any business which is competitive with, or substantially similar to, the Business and its affiliates as presently conducted and as may be conducted by Medialink during the Restricted Period.

                  This Section 1.1 shall not be construed to prevent Frisch from owning, directly and indirectly, in the aggregate, an amount not exceeding two percent (2%) of the issued and outstanding voting securities of any class of any corporation whose



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voting capital stock is traded on a national securities exchange or in the over-the-counter market.

                  Notwithstanding anything to the contrary set forth in this
Section 1.1, Frisch and Corporate TV (i) shall not be prohibited from rendering services for news organizations, or public relations departments or public relations agencies; (ii) may act as a news reporter or manager for an entity whose primary function is journalism; (iii) may act as a member of the internal public relations staff of any corporation or entity who performs services for only that corporation or its affiliates, including parent corporations, subsidiaries, and joint ventures; and/or (iv) may act as an account executive or manager at a public relations agency directly serving that agency's clients. Notwithstanding the prior sentence, however, Frisch and Corporate TV may not render services, directly or indirectly, (i) for any organization, department, or affiliate of such news organizations, corporate public relations departments, or public relations agencies, whose primary purpose is to provide the production and distribution of video or audio news releases, satellite media tours and related Internet services that are competitive with, or substantially similar to, the Business, and (ii) for any organization, department, or affiliate of such news organizations, corporate public relations departments, or public relations agencies, whose primary purpose is to provide the research and analysis of public relations and public affairs campaigns as determined through press clipping review, either on paper, video or audio tape or electronic database searches that are competitive with or substantially similar to the Business.

                           1.2. Unenforceability. If any of the restrictions
contained in this Section 1 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then after such restrictions have been reduced so as to be enforceable, in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

                           1.3. Restricted Period. The term "Restricted Period"
as used in this Section 1, shall mean the seven and one-half (7 1/2) year period commencing on the date hereof and ending on December 16, 2004.

                           1.4. Territory Defined. The term "Territory" as used
herein shall mean the entire world.

                           1.5. Confidentiality. Each of Frisch and Corporate
TV does hereby agree that each of them will not, nor will their respective affiliates, directly or indirectly, at any time during or after the Restricted Period, except for the benefit of Medialink, reveal, divulge or make known to any person, firm or corporation, or in any way use for their own benefit or for the benefit of any affiliate, any trade secrets or confidential information, obtained from Medialink, the MCT Division or their affiliates at any time.



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                  Section 2. Injunctive Relief. Frisch and Corporate TV
acknowledge that any breach or threatened breach by him or it of Section 1 of this Agreement shall entitle Medialink and their affiliates, in addition to any other legal remedies available to them, (i) to apply to any court of competent jurisdiction to enjoin such breach or threatened breach without the requirement of posting a bond or a showing of special damages and (ii) the right and remedy to require Frisch, Corporate TV and their respective affiliates to account for and pay over to Medialink, in their sole discretion, all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by them as the result of any transactions constituting a breach of the restrictive covenants of Section 1 hereof, and Frisch, Corporate TV and their respective affiliates shall account for and pay over such Benefits to Medialink and if specifically set forth in a judgment the right and remedy to require Frisch to forfeit his right to receive compensation remaining to be paid to him pursuant to Section 4 of the employment agreement with Medialink. In addition, if Frisch or Corporate TV breaches or threatens to commit a breach of Section 1 of this Agreement, (i) Frisch's unvested stock options shall immediately lapse and (ii) Medialink shall have the right to purchase from Frisch, Frisch's vested stock options for the book value of the shares of Common Stock underlying such vested options less the exercise price of such vested options. Medialink may set off any amounts due to Medialink under this Non- Compete Agreement against any amounts owed to the Employee by Medialink. Frisch acknowledges and agrees (i) he has had an opportunity to seek advice of counsel in connection with this Agreement and (ii) the non-compete covenants are reasonable by reason of the extent, duration and geographical scope and in all other respects. In the event of a breach or threatened breach of this Agreement, Medialink shall give prior written notice to Frisch or Corporate TV setting forth the specific reasons for alleging such breach or threatened breach, signed by an officer of Medialink (the "Notice"). To the extent that the threatened breach can be cured by Frisch or Corporate TV within thirty (30) days after receipt by either of them of the Notice, time of the essence, such threatened breach shall not be deemed a breach hereunder if so cured. The parties understand and intend that each restriction agreed to by Frisch or Corporate TV hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any one restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by the laws of the jurisdiction in which Medialink or its affiliates seek enforcement thereof, such restriction shall be limited to the extent permitted by law.

                  Section 3. No Employment or Equity Rights. This Agreement shall not be deemed to confer any rights on Frisch to employment with Medialink.

                  Section 4. Non-Compete Fee. As an additional inducement to Frisch and Corporate TV to enter into the transactions contemplated by the

Asset Purchase Agreement, Frisch and Corporate TV have agreed to enter into this Non-Compete Agreement, on the terms and subject to the conditions herein contained. In


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consideration of the covenants contained herein Medialink shall pay to Frisch and Corporate TV the sum of Three Hundred Thousand ($300,000) Dollars, payable on the execution of this Agreement.

                  Section 5. Miscellaneous.

                           5.1. Entire Agreement. This Agreement constitutes
and embodies the full and complete understanding and agreement of the parties with respect to the matters covered hereby, supersedes all prior understandings and agreements, if any, whether oral or written, between Medialink, Corporate TV and Frisch and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

                           5.2. Binding Effect. This Agreement shall inure to
the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors. No assignment of any party's rights or obligations shall be effective without the prior written consent of the other party hereto.

                           5.3. Captions. The captions contained in this
Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                           5.4. Notices. All notices, requests, demands and
other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, postage prepaid, or special overnight delivery, to the party at the address set forth above or to such other address as either party may thereafter give notice of in accordance with the provisions hereof.

                           5.5. Counterparts. This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All documents and signatures required hereunder may be delivered or exchanged by telecopy and telecopied signatures shall be effective as originals thereof.

                           5.6. Governing Law. This Agreement shall be governed
by and interpreted and enforceable under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement shall be brought exclusively in


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the United States Federal Courts or New York State Supreme Court, in the State
of New York. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding, and agree that venue for any action or proceeding brought in the State of New York shall lie in the Southern District of New York or New York Supreme Court, Nassau County or New York County, as the case many be. Each of the parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                        MEDIALINK WORLDWIDE INCORPORATED

                                        By: /s/ Laurence Moskowitz
                                            ----------------------------------
                                            Laurence Moskowitz, President

                                        CORPORATE TV GROUP, INC.

                                        By: /s/ Richard Frisch
                                            ----------------------------------

                                        /s/ Richard Frisch
                                        --------------------------------------
                                        Richard Frisch, individually


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